UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 19, 2010
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2010, Avistar Communications Corporation ("Avistar") entered into a patent license agreement (the "Agreement") with Springboard Group S.A.R.L. ("SKYPE").  Under the Agreement, Avistar granted to SKYPE for the lives of the patents, a royalty-free, irrevocable, non-exclusive license under certain patents to make, have made (subject to certain limitations), use, import or export, offer to sell, sell, lease, license, or otherwise transfer or distribute certain licensed products.  These granted rights and license include rights for authorized entities and end users of SKYPE to form combinations with other products for certain authorized purposes.  As consideration for the license, SKYPE agreed to pay Avistar the sum of $3 million.  Avistar has the right to terminate the Agreement upon ten days written notice to SKYPE if the agreed upon payment is not made within the time frame agreed upon in the Agreement.  The sum of $3 million was paid to Avistar by SKYPE on January 25, 2010.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to Avistar's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Shareholder Alert of Avistar Communications Corporation dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: January 25, 2010	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Shareholder Alert of Avistar Communications Corporation dated January 25, 2010.